Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Form S-3 No. 333-228471 and Form S-1 No. 333-163855) pertaining to the LNL Agents’ 401(k) Savings Plan of Lincoln National Corporation of our report dated June 19, 2020, with respect to the financial statements and supplemental schedule of the LNL Agents’ 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Mitchell & Titus, LLP

Philadelphia, Pennsylvania

June 19, 2020